Exhibit 10.35

                           Loan and Security Agreement

                                 by and between

                         CONGRESS FINANCIAL CORPORATION,
                                   as Lender,

                     ATLANTIC EXPRESS TRANSPORTATION CORP.,
                         AND EACH OF THE PARTIES LISTED
                          ON THE SIGNATURE PAGES HERETO
                                  as Borrowers

                            Dated: December 22, 2000

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS........................................................1

SECTION 2.  CREDIT FACILITIES.................................................15

     2.1      Revolving Loans.................................................15

     2.2      Letter of Credit Accommodations.................................16

     2.3      Availability Reserves...........................................18

     2.4      Borrowers' Representative.......................................18

SECTION 3.  INTEREST AND FEES.................................................19

     3.1      Interest........................................................19

     3.2      Closing Fee.....................................................20

     3.3      Servicing Fee...................................................20

     3.4      Unused Line Fee.................................................20

     3.5      Changes in Laws and Increased Costs of Loans....................21

SECTION 4.  CONDITIONS PRECEDENT..............................................21

     4.1      Conditions Precedent to Initial Loans and Letter
                of Credit Accommodations......................................21

     4.2      Conditions Precedent to All Loans and Letter of
                Credit Accommodations.........................................24

SECTION 5.  GRANT OF SECURITY INTEREST........................................24

SECTION 6.  COLLECTION AND ADMINISTRATION.....................................25

     6.1      Borrowers' Loan Account.........................................25

     6.2      Statements......................................................26

     6.3      Collection of Accounts..........................................26

     6.4      Payments........................................................27

     6.5      Authorization to Make Loans.....................................28

     6.6      Use of Proceeds.................................................28

SECTION 7.  COLLATERAL REPORTING AND COVENANTS................................28

     7.1      Collateral Reporting............................................28

     7.2      Accounts Covenants..............................................29

     7.3      Inventory Covenants.............................................30

     7.5      Power of Attorney...............................................31

     7.6      Right to Cure...................................................32

     7.7      Access to Premises..............................................32

SECTION 8.  REPRESENTATIONS AND WARRANTIES....................................33


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                                TABLE OF CONTENTS

                                  (continued)

                                                                            Page

     8.1      Corporate Existence, Power and Authority; Subsidiaries..........33

     8.2      Financial Statements; No Material Adverse Change................33

     8.3      Chief Executive Office; Collateral Locations....................34

     8.4      Priority of Liens; Title to Properties..........................34

     8.5      Tax Returns.....................................................34

     8.6      Litigation......................................................34

     8.7      Compliance with Other Agreements and Applicable Laws............35

     8.8      Employee Benefits...............................................35

     8.9      Environmental Compliance........................................36

     8.10     Accuracy and Completeness of Information........................37

     8.11     Survival of Warranties; Cumulative..............................37

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS................................37

     9.1      Maintenance of Existence........................................37

     9.2      New Collateral Locations........................................37

     9.3      Compliance with Laws, Regulations, Etc..........................38

     9.4      Payment of Taxes and Claims.....................................39

     9.5      Insurance.......................................................39

     9.6      Financial Statements and Other Information......................40

     9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc.........41

     9.8      Encumbrances....................................................42

     9.9      Indebtedness....................................................43

     9.10     Loans, Investments, Guarantees, Etc.............................44

     9.11     Dividends and Redemptions.......................................45

     9.12     Transactions with Affiliates....................................46

     9.13     Adjusted Net Worth..............................................46

     9.14     EBITDA..........................................................46

     9.15     Costs and Expenses..............................................46

     9.16     Compliance with ERISA...........................................47

     9.17     Further Assurances..............................................47

     9.18     After Acquired Real Property....................................48

SECTION 10. EVENTS OF DEFAULT AND REMEDIES....................................48

     10.1     Events of Default...............................................48


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                                TABLE OF CONTENTS

                                  (continued)

                                                                            Page

     10.2     Remedies........................................................50

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS  AND CONSENTS;
               GOVERNING LAW..................................................51

     11.1     Governing Law; Choice of Forum; Service of Process;
                Jury Trial Waiver.............................................51

     11.2     Waiver of Notices...............................................52

     11.3     Amendments and Waivers..........................................53

     11.4     Waiver of Counterclaims.........................................53

     11.5     Indemnification.................................................53

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS..................................53

     12.1     Term............................................................53

     12.2     Notices.........................................................54

     12.3     Partial Invalidity..............................................55

     12.4     Successors......................................................55

     12.5     Entire Agreement................................................55


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                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement dated December 22, 2000 is entered into by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender"), ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation and each of the parties listed on the signature pages hereto (each individually, a "Borrower" and any two or more collectively, "Borrowers").

                               W I T N E S E T H:

      WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

section 1. DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code of the State of New York shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers, Guarantors, and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "ABDI" shall mean Atlantic Bus Distributors, Inc., a New York corporation.

      1.2 "ABDI Agreement" shall mean the Inventory Financing Agreement (Security Agreement) dated December 22, 2000, as the same may be amended from time to time, by and among Lender, ABDI and AETG, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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      1.3 "Accounts" of a Borrower shall mean all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.4 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective date of any change in the Reserve Percentage.

      1.5 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals).

      1.6 "AETG" shall mean Atlantic Express Transportation Group Inc., a New York corporation.

      1.7 "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean, with respect to any
Person: (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual, (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as in effect on the date hereof), and (B) trusts, any trustee or beneficiary of which is such Person or members of such Person's immediate family. Notwithstanding the foregoing definitions, none of Jefferies & Company, Inc. and its Affiliates shall be considered Affiliates of Parent or any of its Subsidiaries.

      1.8 "Asset Sale" shall mean (a) any transfer, other than in the ordinary course of business, of any assets of Parent or any of its Subsidiaries; or (b) any direct or indirect issuance


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of any Capital Stock of any Subsidiary of Parent; in the case of either (a) or
(b), to any Person other than Parent or a Subsidiary of Parent and other than the issuance of directors' qualifying shares. For the purposes of this definition, (x) any series of transfers that are part of a common plan shall be deemed a single Asset Sale and (y) the term "Asset Sale" shall not include any disposition of all or substantially all of the assets of Parent or any of its Subsidiaries.

      1.9 "Atlantic North" shall mean Atlantic North Casualty Company, a Vermont corporation.

      1.10 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to a Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may (i) affect in any material respect the Collateral or any other property which is security for the Obligations or its value, (ii) affect in any material respect the assets, business or prospects of any Borrower individually or of Parent and its Subsidiaries taken as a whole or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of a Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or can reasonably be expected, with notice or passage of time or both, to constitute an Event of Default.

      1.11 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.12 "Borrower" shall mean each Person identified as such in the caption of this Agreement and which executes and delivers this Agreement, and each other Subsidiary of Parent that from time to time hereafter becomes a Borrower pursuant to a written supplement to this Agreement acceptable in form and substance to Lender.

      1.13 "Borrowers' Representative" shall mean Parent.

      1.14 "Business Day" shall mean (a) for the Prime Rate Loans, any day (i) other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and (ii) on which the Reference Bank and Lender are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition of Business Day, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.15 "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interest (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


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      1.16 "Cash Equivalent" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) time deposits and certificates of deposit, and commercial paper issued by the parent corporation, of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; and (c) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (a) and (b) above.

      1.17 "Central" shall mean Central New York Coach Sales & Service Inc., a New York corporation.

      1.18 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Parent or its Subsidiaries to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to one or more Existing Holders; (b) the liquidation or dissolution of Parent or the adoption of a plan by the stockholders of Parent relating to the dissolution or liquidation of Parent; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Existing Holders, of beneficial ownership, directly or indirectly, of more than 50% of the aggregate ordinary voting power of the total outstanding Voting Stock of Parent or AETG; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or AETG (together with any new directors whose nomination for election by the stockholders of Parent or AETG, as the case may be, was approved by a vote of at least 66-2/3 of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent or AETG, as the case may be, then still in office; or (v) the failure by AETG to own 51% of the voting power of the total outstanding Voting Stock of Parent.

      1.19 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.20 "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.21 "Disqualified Capital Stock" shall mean any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased or is redeemable at the option of the holder thereof at any time or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

      1.22 "EBITDA" shall mean, for any period, net income or loss of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (a) to the extent deducted in computing such consolidated net income or loss, without duplication, the sum of (i) income tax expense, (ii) Interest Expense, (iii) depreciation and


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amortization expense, and (iv) non-cash extraordinary or nonrecurring losses or expenses, minus (b) to the extent added in computing such consolidated net income or loss, without duplication, extraordinary or non-recurring income or gains.

      1.23 "Eligible Accounts" of a Borrower shall mean Accounts created by a Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with all those terms and provisions contained in any documents related thereto with which such Borrower must comply in order for the account debtor to be obligated to pay such Accounts;

            (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them, or more than one hundred twenty (120) days after the date of the original invoice in the case of Accounts arising from paratransit services, transportation services funded under Medicaid, or transportation services for physically or mentally challenged pre-kindergarten students ("Paratrans/Pre-K/Medicaid Accounts");

            (c) such Accounts comply with the terms and conditions contained in
Section 7.2(b) of this Agreement;

            (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

            (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

            (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices (it being understood that Accounts representing amounts accrued for transportation services provided for a portion of the current month shall not constitute progress billings solely because the account debtor is not billed for such amounts until after the end of such month);

            (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;


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            (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

            (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

            (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with such Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

            (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, the applicable Borrower has complied with any Federal, State or local law, compliance with which is required in order for Lender to have a security interest in the Accounts owed by such account debtor that is enforceable and perfected against such account debtor and third parties;

            (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

            (m) such Accounts of a single account debtor or its Affiliates do not constitute more than twenty-five (25%) percent (or fifty (50%) percent in the case of Accounts owed by the New York City Board of Education) of all otherwise Eligible Accounts, net of retainages included therein (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

            (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days (or one hundred twenty (120) days in the case of Paratrans/Pre-K/Medicaid Accounts) after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

            (o) such Accounts are owed by account debtors whose total indebtedness to all Borrowers does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time in its reasonable judgment (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts);

            (p) such Accounts do not represent payments due in respect of the lease or rental of goods; and

            (q) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined in good faith by Lender.


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General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Lender shall give the Borrower's Representative notice of any new or revised criteria as promptly as practicable after establishing or revising such criteria. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.24 "Eligible Inventory" shall mean Inventory consisting of new and used buses held by Central or Jersey for sale or lease in the ordinary course of the business of Central or Jersey and which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) components and spare parts held for sale as replacement parts or held for use in vehicle maintenance or repair; (b) supplies used or consumed in Borrowers' business; (c) Inventory at premises other than those owned and controlled by Borrowers, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (d) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (e) bill and hold goods; (f) unserviceable, obsolete or slow moving Inventory; (g) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (h) returned, damaged and/or defective Inventory including, without limitation, buses which are not in good operating condition or which do not meet all necessary safety standards for the use for which they are intended; (i) Inventory as to which a certificate of title or other similar document (other than a dealer's or comparable certificate or title) has been issued, unless Lender's security interest in such Inventory has been reflected in accordance with applicable law on such certificate of title or other document; (j) Inventory on lease or rental to any Person; (k) Inventory purchased or sold on consignment; (l) Inventory acquired or held for sale, lease, or other disposition to, or for use in the operations of, any other Borrower, any Guarantor, or any Affiliate of any thereof and (m) Inventory for which Borrowers have not sent Lender a copy or, if requested by Lender, the original of the manufacturer's statement of origin or certificate of title listing such Borrower's name thereon. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.25 "Eligible Vehicles" shall mean, at any time of determination, vehicles owned by Borrowers and used by Borrowers in the ordinary course of Borrowers' business and not held for resale, and which are acceptable to Lender based on the criteria set forth below. In general, Eligible Vehicles shall not include (a) vehicles which are not subject to the first priority, valid and perfected security interest of Lender, (b) damaged and/or defective vehicles, including without limitation vehicles which are not in good operating condition or which do not meet all necessary safety standards for the use for which they are intended, (c) with respect to vehicles having a vehicle year of 1993 or thereafter, vehicles as to which a certificate of title or other similar document has been issued, unless Borrower has complied with Section 7.4(i), (d) vehicles on lease or rental to any other Person, and (e) vehicles which are used or operated by any Person other than Borrowers. General criteria for Eligible Vehicles may be established and revised from time to time by Lender in good faith. Any vehicle which is not an Eligible Vehicle shall nevertheless be part of the Collateral.


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      1.26 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between a Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal
Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.27 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.28 "Equity Interests" shall mean Capital Stock or warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      1.29 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.30 "ERISA Affiliate" shall mean any person required to be aggregated with Parent or any Borrower or any of their Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.31 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Lender) on or about 9:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to a Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

      1.32 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.33 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.34 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas and sublimits set forth in Section 2.1 hereof as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payable of Borrowers which are more than sixty
(60) days past due as of such time; provided, however, that solely for the purposes of Sections 4.1(h) and 6.3(a) hereof, Excess Availability shall be determined by Lender as if subsection (a) referred only to the amount described in clause (i) thereof and did not take into consideration the Maximum Credit.

      1.35 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified, or supplemented, together with all rules, regulations, and interpretations thereunder or related thereto.

      1.36 "Existing Fleet Availability" shall mean an amount equal to $76,000,000 as reduced on the 1st day of each month hereafter, commencing February 1, 2001, by $1,333,333.33 per month.

      1.37 "Existing Holders" shall mean GSCP II (AE) Holdings, LLC, Domenic Gatto and Wafra Acquisition Fund.

      1.38 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.39 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.13 and 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

      1.40 "Guarantors" shall mean each Person (other than a Borrower) that from time to time hereafter becomes a Guarantor pursuant to a written guarantee of the Obligations acceptable in form and substance to Lender.

      1.41 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

      1.42 "Indenture" shall mean the Indenture dated as of February 4, 1997, among Parent, the Subsidiaries of Parent as guarantors, and The Bank of New York, as Trustee for the holders of the Senior Notes, pursuant to which Parent has issued the Senior Notes, as the same has been and may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

      1.43 "Information Certificate" shall mean the Information Certificate of the Borrowers and Guarantors constituting Exhibit A hereto containing material information with respect to each Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers and Guarantors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.44 "Initial Vehicle CapEx Availability" shall mean an amount equal to $15,800,400.00 as reduced on the first day of each month hereafter, commencing February 1, 2001, by $277,200.00 per month.

      1.45 "Initial Vehicle CapEx Schedule" shall mean Eligible Vehicles acquired or put into use by Borrowers during the period beginning on June 30, 2000 and ending on October 31, 2000 and which have been identified to Lender in a written schedule in the form of Schedule 1.45 hereto, to which are attached copies of the relevant invoice(s) therefor.

      1.46 "Intercreditor Agreement" shall mean the Intercreditor Agreement dated the date hereof between Lender and the collateral agent for the Senior Notes, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced, all in form and substance acceptable to Lender.

      1.47 "Interest Expense" shall mean, for any period, the interest expense of Parent and its Subsidiaries in respect of such period, determined on a consolidated basis in accordance with GAAP.

      1.48 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar

Rate market; provided, that, a Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.49 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of three-quarters of one (3/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and three-quarter (2-3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower); provided, that, the Interest Rate shall mean the rate of two and three-quarters (2-3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and all other non-contingent Obligations (other than Eurodollar Rate Loans) and the rate of four and three-quarters (4-3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against any Borrower) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.50 "Inventory" of a Borrower shall mean all of such Borrower's now owned or hereafter existing or acquired raw materials, work in process, finished goods, and all other inventory of whatsoever kind or nature, wherever located.

      1.51 "Jersey" shall mean Jersey Bus Sales, Inc., a New Jersey corporation.

      1.52 "Letter of Credit Accommodations" shall mean the standby letters of credit which are from time to time either (a) issued or opened by Lender for the account of any Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer.

      1.53 "Loans" shall mean the Revolving Loans and the Loan made pursuant to
Section 2.3.

      1.54 "Maximum Credit" shall mean the amount of $125,000,000.

      1.55 "Mortgages" shall mean, individually and collectively, each of the mortgages listed on Schedule 1.55 hereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced).

      1.56 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits, allowances and retainages of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      1.57 "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including payments in respect of deferred payment obligations when received), net of (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of AETG, (b) taxes actually payable directly as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the permanent repayment of indebtedness in connection with such Asset Sale, and (d) appropriate amounts provided as a reserve by Parent or any Subsidiary of Parent, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Parent or such Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale.

      1.58 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any one or more Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to a Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.59 "Obligor" shall mean any Guarantor, and any endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

      1.60 "Parent" shall mean Atlantic Express Transportation Corp., a New York corporation.

      1.61 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.62 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.63 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.64 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

      1.65 "Public Equity Offering" shall mean an underwritten public offering of Capital Stock of Parent or AETG (other than Disqualified Capital Stock), pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      1.66 "Purchase Money Indebtedness" shall mean (a) the amount of any obligations of any Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and (b) indebtedness of any specified Person representing, or incurred to finance, the cost of acquiring or improving any assets, or the cost of construction or build-out of manufacturing, distribution, or administrative facilities (including any such indebtedness of any Person at the time it is merged with or into or is otherwise acquired by the specified Person), provided that indebtedness described in this clause (b) shall not constitute Purchase Money Indebtedness unless (i) the principal amount of such indebtedness is equal to or less than 100% of the cost (including construction charges) of the assets or facilities, (ii) any lien securing such indebtedness does not extend to or encumber any asset or property other than the asset or property being acquired, improved, constructed, or built out with the proceeds of such indebtedness, and (iii) such indebtedness is incurred, and any liens with respect thereto are granted, within 180 days of the acquisition or improvement of such asset or property.

      1.67 "Real Property" shall mean all now owned and hereafter acquired real property of a Borrower (other than the real property located at 2015 Route 206, Bordentown, New Jersey and 7765 Lakeport Road, Chittenango, New York, but only so long as such properties are subject to existing mortgages) together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

      1.68 "Records" shall mean all of a Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

      1.69 "Reference Bank" shall mean First Union National Bank, or its successors, or such other bank as Lender may from time to time designate.

      1.70 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of a Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.71 "Senior Notes" shall mean Parent's 10 3/4% Senior Secured Notes due 2004, in the aggregate original principal amount of $150,000,000.

      1.72 "Stockholders Agreement" shall mean the Stockholders Agreement dated as of February 28, 1994 by and among AETG and the holders party thereto as amended from time to time.

      1.73 "Subsidiary" shall mean with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that for the purposes of this Agreement, Atlantic North shall not be considered a Subsidiary of Parent except as otherwise expressly provided herein.

      1.74 "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as of December __, 2000 between Parent and AETG.

      1.75 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lesser of (a) the actual cost determined on a specific identification basis in accordance with GAAP or, in the case of used buses, computed in accordance with such other method as is acceptable to Lender in its sole discretion, and (b) the net realizable value of such Inventory determined in accordance with GAAP.

      1.76 "Vehicle CapEx Availability" shall mean, with respect to each Vehicle CapEx Schedule an amount equal to eighty percent (80%) of the cost of Eligible Vehicles included in such Vehicle CapEx Schedule as such amount is reduced monthly thereafter by an amount equal to one-sixtieth of the amount originally determined above for such Vehicle CapEx Schedule; provided, that, with respect to any vehicles purchased by a Borrower from Central or Jersey, the cost of such vehicles shall be determined from the cost therefor paid by Central or Jersey, plus standard dealer preparation and shipping charges and sales tax, if applicable.

      1.77 "Vehicle CapEx Schedule" shall mean any group of Eligible Vehicles:
(i) which were acquired by Borrowers after October 31, 2000, (ii) either the aggregate cost of which was at least $3,000,000 or which were acquired during the 90-day period ending on the date of such Vehicle CapEx Schedule, (iii) which have not been included in any other Vehicle CapEx Schedule, and (iv) which have been identified to Lender in a written schedule in the form of Schedule 1.77 hereto, to which are attached copies of the relevant invoice(s) therefor.

      1.78 "Vehicle Disposition Adjustment" shall mean the sum of the following amounts determined for each vehicle included in calculating Existing Fleet Availability, Initial Vehicle CapEx Availability, or any Vehicle CapEx Availability and which is subsequently sold or otherwise disposed of by the applicable Borrower: (a) the amount originally included in Existing Fleet Availability, Initial Vehicle CapEx Availability, or Vehicle CapEx Availability based upon the applicable percentage or the orderly liquidation value or cost of such vehicle; reduced by (b) the cumulative monthly reductions allocable to such vehicle which were taken in calculating Existing Fleet Availability, Initial Vehicle CapEx Availability, or Vehicle CapEx Availability prior to the sale or disposition of such vehicle.

      1.79 "Voting Stock" shall mean, with respect to any Person: (a) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers, or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes has or might have voting power by reason of the happening of any contingency); and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

      1.80 "Weighted Average Life to Maturity" shall mean, when applied to any indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such indebtedness into (ii) the total of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment.

SECTION 2. CREDIT FACILITIES

      2.1 Revolving Loans.

                  (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower or the Borrowers' Representative up to an amount, which, when taken together with all other Revolving Loans which are outstanding to Borrowers, does not exceed to the sum of:

                  (i) eighty-five percent (85%) of the aggregate Net Amount of Eligible Accounts of all Borrowers, plus

                  (ii) the lesser of: (A) the sum of (1) eighty percent (80%) of the aggregate Value of Eligible Inventory of Central and Jersey consisting of new buses plus (2) the lesser of: (x) $2,000,000 and (y) fifty percent (50%) of the aggregate Value of Eligible Inventory of Central and Jersey consisting of used buses; or (B) $10,000,000, plus

                  (iii) the lesser of (A) $90,000,000 and (B) the sum of (1) the Existing Fleet Availability plus (2) the Initial Vehicle CapEx Availability plus
(3) the sum of the Vehicle CapEx Availability for all Vehicle CapEx Schedules minus (4) the Vehicle Disposition Adjustment, less

                  (iv) any Availability Reserves.

            (b) Lender may, in its discretion, from time to time, upon not less than five (5) Business Days prior telephonic notice to Borrowers' Representative (which may, in Lender's sole discretion, be confirmed by Lender in writing at any time thereafter without limiting the effectiveness of the original telephonic notice), (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to
(2) the aggregate amount of total revenues) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce any of the lending formulas with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce any of the lending formulas, Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

            (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding to all Borrowers at any time shall not exceed the Maximum Credit, and the Loans made pursuant to Section 2.1(a)(iii) shall not exceed at any one time an amount equal to eight-five percent (85%) of the orderly liquidation value net of liquidation expenses (as determined by Lender from appraisals performed pursuant to Section 7.4 by appraisers acceptable to Lender) of Borrowers' then existing fleet of Eligible Vehicles. Lender may modify the amount or rate of monthly reductions to Initial Vehicle CapEx Availability and Vehicle CapEx Availability to the extent that the average age of used vehicles which are Eligible Vehicles taken as a whole is more than three years old. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, or sublimits determined under this Section 2.1 or the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

            (d) Whenever any Borrower acquires the assets of any Person, or Capital Stock of any Person that thereupon becomes a Borrower and a wholly owned Subsidiary of Parent, the Accounts and buses acquired from such Person, or owned by the Person the Capital Stock of which was so acquired, may be included as Eligible Accounts and as Eligible Vehicles on a Vehicle CapEx Schedule, to the extent satisfying the criteria therefor as determined by Lender, at such advance rates and subject to such sublimits as are determined by Lender, all based upon Lender's field examinations and appraisals and such other considerations as Lender deems appropriate.

      2.2 Letter of Credit Accommodations.

            (a) Subject to, and upon the terms and conditions contained herein, at the request of a Borrower or the Borrowers' Representative, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of a Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2.

            (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to two percent (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that for the period on and after the date of termination of non-renewal hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all Obligations (including, without limitation contingent Obligations with respect to Letter of Credit Accommodations) are indefeasibly paid or satisfied in full (notwithstanding entry of any judgment against any Borrower) such letter of credit fee shall accrue at a rate of three percent (3%) per annum. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of such Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to the Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than an amount equal to one hundred (100%) percent of the face amount of such proposed Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in this Section 2.2(c).

            (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, each Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations furnished to such Borrower or furnish cash collateral to Lender for the Letter of Credit Accommodations furnished to such Borrower, and in either case, the Revolving Loans otherwise available to such Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Each Borrower shall, jointly and severally with all other Borrowers, indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Each Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Borrowers' Representative with respect to such Letter of Credit Accommodations or documents. Lender shall have the sole and exclusive right and authority to, and no Borrower shall: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree with any third party as to any amendments, renewals, extensions, modifications, changes or cancellations (which have been requested or approved by Borrowers' Representative or the applicable Borrower) of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in a Borrower's name.

            (g) Any rights, remedies, duties or obligations granted or undertaken by a Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by the applicable Borrower to Lender and to apply in all respects to such Borrower.

      2.3 Non-Revolving Loan. Lender is making a loan to Borrowers in the original principal amount of $12,000,000. The loan is (a) evidenced by a Promissory Note in such original principal amount duly executed and delivered by Borrowers to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, such Promissory Note, and the other Financing Agreements and (c) secured by all the Collateral.

      2.4 Availability Reserves. All Revolving Loans and Letter of Credit Accommodation otherwise available to any Borrower pursuant to the lending formulas and subject to the

Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Lender shall give Borrowers' Representative notice of any Availability Reserve as promptly as practicable after it is established or revised.

      2.5 Borrowers' Representative. Each of the Borrowers hereby appoints the Borrowers' Representative as its agent and representative for the purposes of all communications and authorizations between such Borrower and Lender under this Agreement or any of the other Financing Agreements, including, without limitation: making requests for Loans or Letter of Credit Accommodations; giving notices to Lender and receiving notices from Lender; and giving any direction or instruction to Lender contemplated by this Agreement. Each of the Borrowers hereby authorizes and directs Lender to act in accordance with any and every authorization, request, notice, instruction, or direction received on such Borrower's behalf from the Borrower's Representative, without requiring Lender to confirm such Borrower's authorization therefor, and each Borrower hereby releases Lender from and indemnifies Lender and holds Lender harmless against any liability, claim, loss, damages, cost, or expense arising from or relating in any way to Lender's acting upon such authorization, request, notice, instruction, or direction. Notwithstanding the foregoing, Lender may require a Borrower to confirm such request, notice, instruction, or direction, or to execute personally any agreement or instrument between such Borrower and Lender, whenever Lender in its sole discretion deems it necessary or desirable to do so.

SECTION 3. INTEREST AND FEES

      3.1 Interest.

            (a) Each Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations of such Borrower at the Interest Rate. All interest accruing on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

            (b) Each Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) such Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to such Borrower from time to time for requests by a Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans to all Borrowers must be in an amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi)

Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by a Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to the applicable Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed (or would exceed but for such conversion and after giving effect to all repayments of Revolving Loans during such Interest Period) either (A) the aggregate principal amount of the Loans then outstanding, or (B) the then outstanding principal amount of the Revolving Loans then available to Borrowers under Section 2 hereof. Each Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by any Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

      3.2 Closing Fee. Borrowers shall jointly and severally pay to Lender as a closing fee the amount set forth in that certain fee letter dated December 22, 2000 among Parent and Lender.

      3.3 Servicing Fee. Borrowers shall jointly and severally pay to Lender monthly a servicing fee in an amount equal to $8,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the

Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      3.4 Unused Line Fee. Borrowers shall jointly and severally pay to Lender monthly an unused line fee equal to the sum of (a) a fee at a rate equal to one-half of one percent (1/2%) per annum calculated upon the amount, if any, by which $125,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding. Such unused line fee shall be payable on the first day of each month in arrears.

      3.5 Changes in Laws and Increased Costs of Loans.

            (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender or the Reference Bank to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Each Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender or the Reference Bank for any loss (including loss of anticipated profits), cost or expense incurred by such Person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

            (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, each Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender or the Reference Bank for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements; without limiting the foregoing, Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lenders to Borrowers and Guarantors and/or their respective Subsidiaries of such existing lenders' respective financing arrangements with Borrowers and Guarantors and/or such Subsidiaries and the termination and release by them, of any interest in and to any assets and property of each Borrower or Guarantor and its Subsidiaries, duly authorized, executed and delivered by each such existing lender, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by each such existing lender or its predecessors, as secured party, and any Borrower, any Guarantor, any such Subsidiary or any other Obligor, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor, its Subsidiaries or any other Obligor in favor of such existing lenders, in form acceptable for recording in the appropriate government office;

            (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (c) no material adverse change shall have occurred in the assets, business or prospects of any Borrower or Guarantor since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

            (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such person to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

            (f) Lender shall have received evidence, in form and substance satisfactory to it, that AETG has directly or indirectly contributed $10,000,000 to Parent's capital in a manner satisfactory to Lender;

            (g) Lender shall have received evidence of insurance required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender;

            (h) The Excess Availability as determined by Lender, as of the date hereof, shall be not less than $25,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

            (i) Lender shall have received, in form and substance satisfactory to Lender, the Initial Vehicle CapEx Schedule.

            (j) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Lender may request;

            (k) Lender shall have conducted such review and due diligence as it deems appropriate (with the results of such review and due diligence to be satisfactory to Lender) with respect to (i) contracts pursuant to which any of the Borrowers render services to its customers, (ii) performance bonds, and any similar instruments or performance support, which any Borrower has provided to any of its customers, (iii) all collective bargaining agreement to which any Borrower or any Subsidiary of a Borrower is a party, and (iv) other matters pertaining to the business, operations or assets of any of the Borrowers or their Subsidiaries;

            (l) Lender shall have received evidence satisfactory to it that the requisite number of holders of the Senior Notes have consented, in a manner acceptable to Lender, to (a) the terms and conditions of this Agreement and the other Financing Agreements, including, without limitation, to the Lender's security interest in the Collateral and (b) such supplemental indenture or other amendments to the Indenture and related documentation as are necessary to permit the Borrowers and Guarantors to enter into and perform the Financing Agreements and obtain the Loans and Letter of Credit Accommodations; such supplemental indenture and other amendments shall have been executed and delivered and all conditions precedent to the effectiveness thereof shall have been satisfied;

            (m) Lender shall have received (i) a guarantee agreement, in form and substance satisfactory to it, from (A) each Borrower, guaranteeing the Obligations of all other Borrowers, and (B) each Subsidiary of Parent that is not a Borrower, guaranteeing the Obligations of all Borrowers and (ii) a security agreement from each Subsidiary of Parent that is not a Borrower, granting Lender a security interest in its personal property of the same types as the Collateral to secure its guarantee of the Obligations;

            (n) Lender shall have received the Intercreditor Agreement, duly executed by the collateral agent for the holders of the Senior Notes, and in full force and effect; and

            (o) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to any Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      5.1 Accounts;

      5.2 subject to the final paragraph of this Section 5, all present and future contract rights (including, without limitation, all rights under service contracts pursuant to which any Borrower renders its services to its customers, which rights shall include any and all rights to all retainages which may arise thereunder), general intangibles (including, but not limited to, tax and duty refunds, patents, trade secrets, trademarks, service marks, copyrights, trade names, applications and registrations for the foregoing, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of a Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of a Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4 Inventory;

      5.5 Equipment, including without limitation, all buses and other vehicles, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located;

      5.6 Real Property;

      5.7 Records; and

      5.8 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

In no event shall Lender's security interest in a contract or agreement of any Borrower be deemed to be a present assignment, transfer, conveyance, subletting or other disposition (an "Assignment") of such contract or agreement to Lender within the meaning of any provision in such contract or agreement prohibiting, or requiring any consent or establishing any other conditions for, an Assignment thereof by such Borrower. Lender acknowledges that any sale, transfer or assignment of any such contract or agreement upon the enforcement of Lender's security interest therein would be subject to the terms of such contract or agreement governing Assignment, except as otherwise provided in Section 9-318 of the Uniform Commercial Code. Lender's security interest in each contract or agreement of a Borrower shall attach from the date hereof to all of the following, whether now existing or hereafter arising or acquired: (i) all of such Borrower's Accounts and general intangibles for money due or to become due arising under such contract or agreement; (ii) all proceeds paid or payable to such Borrower from any sale, transfer or assignment of such contract or agreement and all rights to receive such proceeds; and (iii) all other rights and interests of such Borrower in, to and under such contract or agreement to the fullest extent that attachment thereto would not be a violation of such contract or agreement directly or indirectly entitling a party thereto (other than any Borrower, Guarantor or Affiliate thereof) to a legally enforceable right to terminate such contract or agreement.

SECTION 6. COLLECTION AND ADMINISTRATION

      6.1 Borrowers' Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of each Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time. In the event that any amounts due from Central or Jersey to ABDI are not paid directly to Lender or as Lender directs under the ABDI Agreement, Lender shall have the right to charge the amount so unpaid as a loan to Central or Jersey, as the case may be, and apply the proceeds of such loan against the obligations outstanding under the ABDI Agreement.

      6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in Borrowers' loan accounts maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by each Borrower and conclusively binding upon each Borrower as an account stated except to the extent that Lender receives a written notice from a Borrower's Representative of any specific exceptions of such Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to a Borrower a written statement as provided above, the balance in such Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

      6.3 Collection of Accounts.

            (a) The Borrowers shall establish and maintain, at their joint and several expense, such blocked accounts ("Blocked Accounts"), as Lender may specify, with such banks as Borrower selects and are reasonably acceptable to Lender, into which each Borrower shall promptly deposit or cause to be deposited all payments on Accounts and all payments constituting proceeds of other Collateral in the identical form in which such payments are made, whether by cash, check or other manner; provided, however, that with respect to the proceeds of Accounts and other Collateral received on a particular day, if, at all times during the immediately preceding 30 days (i) all accrued interest or fees that have become due and payable to Lender during such period have been paid when due, (ii) no Event of Default has occurred and (iii) there has been Excess Availability on an average daily basis (after giving effect to all outstanding Letter of Credit Accommodations) of at least $10,000,000, then Borrowers shall not be required to deposit or transfer the proceeds of Accounts and other Collateral received on such day to the Blocked Accounts or a Payment Account. All such proceeds that are not deposited or transferred to a Blocked Account shall be deposited to bank accounts of the applicable Borrower which have been identified to Lender in writing, and such proceeds shall be used only for Borrowers' working capital or other proper corporate purposes not otherwise prohibited by the terms hereof. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise shall be the property of Lender.

            (b) Payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrowers' loan account on such day, and if not, then on the next Business Day.

            (c) Each Borrower and all of its affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, except as otherwise expressly provided in Section 6.3(a), shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. Except when Borrowers are not required to deposit or transfer such payments and proceeds to the Blocked Accounts as expressly provided in Section 6.3(a), in no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of each Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

      6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from a Borrower or for the account of a Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; provided, however, that when no Event of Default has occurred and is continuing, all payments shall be applied first to the Obligations other than the principal of the Eurodollar Rate Loans that are not then due and payable, until there are no such Obligations outstanding, and then to the principal of such Eurodollar Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to any loan account(s) of the applicable Borrower. Each Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Borrower shall be liable to pay to

Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or the Borrower's Representative or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 12:00 noon, New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or in accordance with the terms and conditions of this Agreement.

      6.6 Use of Proceeds. All Loans made or Letter of Credit Accommodations provided by Lender to a Borrower pursuant to the provisions hereof shall be used by such Borrower only for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

      7.1 Collateral Reporting. Each Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a weekly basis or other regular basis as required by Lender, (i) a schedule of sales made, credits issued and cash received, and (ii) a schedule of sales, deliveries and dispositions of vehicles made by Central and Jersey (distinguishing between such sales, deliveries or dispositions to any Borrower, Guarantor or Affiliate of any thereof on the one hand, and to any non-affiliated third parties on the other hand) accompanied by a certificate of Central's and Jersey's chief financial officer certifying that ABDI has been fully reimbursed for any and all vehicles sold and/or transferred by ABDI to Central and Jersey, (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports of Central and Jersey containing relevant details as to new and used vehicles (exclusive of inventory owned by ABDI), (ii) agings of accounts payable and accounts receivable separately identifying retainage amounts, (iii) schedules of sales and other dispositions of Eligible Vehicles, containing the same categories of information set forth in the Vehicle CapEx Schedules, and (iv) a schedule of acquisitions of Eligible Vehicles containing the same categories of information set forth in and otherwise in substantially the same form as the Vehicle CapEx Schedules (distinguishing between vehicles acquired for sale, delivery or disposition to any Borrower, Guarantor or Affiliate of any thereof on the one hand, and to any non-affiliated third parties on the other hand), (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, (iii) copies of vehicle maintenance schedules containing relevant details as to compliance with the maintenance system then in effect and acceptable to Lender, and (iv) copies of purchase orders, invoices and delivery documents for Inventory acquired and/or disposed of by Central or Jersey; (d) copies of, or if requested by Lender, the original manufacturers statement of origin for each vehicle acquired by Borrowers as Inventory, and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of a Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7.2 Accounts Covenants.

            (a) Each Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to such Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor in accordance with such Borrower's business judgment and customary practices. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof or borrowing base report delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement (except as otherwise expressly permitted herein), (iii) no credit, discount, allowance, extension or retainage or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of the applicable Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, retainages, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, and (v) none of the transactions giving rise thereto will violate in any material respect any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise. When no Event of Default has occurred and is continuing, Lender shall give Borrowers' Representative at least one Business Day's prior telephonic notice of any such verification.

            (d) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

            (e) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender or to the Blocked Accounts, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 Inventory Covenants. With respect to the Inventory: (a) Central and Jersey shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrowers' cost therefor and daily withdrawals therefrom and additions thereto; (b) Central and Jersey shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Central and Jersey shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such

Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, each of Central and Jersey shall, at its expense, no more than once in any 12-month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to its Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) if Borrowers maintain any Inventory at any location at which any inventory of AETG or any Subsidiary of AETG (other than a Borrower or a Guarantor) is also located, Borrowers shall take such measures as Lender requests to facilitate the identification of Borrowers' Inventory; (f) Central and Jersey shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto); (g) Central and Jersey assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of their Inventory;
(h) Central and Jersey shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory; (i) Central and Jersey shall keep the Inventory in good and marketable condition; and (j) Central and Jersey shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

      7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request (which initial request shall not be made by Lender prior to November 30, 2001, unless an Event of Default shall have occurred and be continuing prior to such date), Borrowers shall, at its expense, no more than twice in any 12-month period, and at any other time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall maintain the vehicles in accordance with the maintenance system utilized by Borrowers on the date hereof and otherwise in a manner acceptable to Lender; each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (d) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (e) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (f) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (g) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; (h) each Borrower assumes all responsibility and liability arising from the use of the Equipment; (i) Borrowers shall deliver or cause to be delivered to Lender certificates of title or other similar documents for all vehicles and (j) Borrowers shall cause Lender's security interest in all vehicles having a vehicle year of 1993 or thereafter to be reflected on the certificate of title therefor or other similar document in accordance with applicable law, provided, however, at any time when Excess Availability is less than $5,000,000, Borrowers shall, at Lender's request, cause Lender's security interest to be reflected in accordance with applicable law on the certificates of title or other similar documents for all of Borrowers' vehicles.

      7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or proceeds of other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral,
(v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 Right to Cure. Lender may, at its option, (a) cure any default by a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against a Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge the applicable Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of each Borrower, (a) Lender or its designee shall have complete access to all of each

Borrower's premises during normal business hours and after reasonable notice to the Borrowers' Representative, or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, (b) each Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of such Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

      Parent and each Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

      8.1 Corporate Existence, Power and Authority; Subsidiaries. Parent, Atlantic North, each Borrower, and each Subsidiary of a Borrower, is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Parent's, Atlantic North's, such Borrower's, or such Subsidiary's, financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Parent's, each Borrower's, and each Subsidiary's corporate powers, have been duly authorized and are not in contravention of law or the terms of Parent's, each Borrower's, and each such Subsidiary's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Parent, any Borrower or any such Subsidiary is a party or by which Parent, any Borrower or any such Subsidiary or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Parent, each Borrower and each Subsidiary of a Borrower that is a party hereto or thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors rights generally, and by general principles of equity (whether considered at law or in equity). Neither Parent nor any Borrower has any Subsidiaries except (a) as set forth on the Information Certificate or (b) any Subsidiary which is created after the date hereof, which has been previously disclosed to Lender in writing, and which either has become a Borrower hereunder, or has guaranteed the Obligations and has granted to Lender a first priority security interest in all of its property of the type that would constitute Collateral if such Subsidiary was a Borrower hereunder, pursuant to documentation in form and substance satisfactory to Lender.

      8.2 Financial Statements; No Material Adverse Change. All financial statements relating to AETG, Parent, the Borrowers and their respective Subsidiaries which have been or may hereafter be delivered by a Borrower or an Obligor to Lender have been or will have been, when delivered, prepared in accordance with GAAP and fairly present the financial condition and the results of operation of the Persons covered thereby and their respective Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by any Borrower or an Obligor to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower or Obligor, since the date of the most recent audited financial statements furnished by such Borrower or Obligor to Lender prior to the date of this Agreement.

      8.3 Chief Executive Office; Collateral Locations. The chief executive office of Parent and each Borrower and of Parent's and each Borrower's Records concerning Accounts are located only at 7 North Street, Staten Island, New York 10302 and the only other places of business of Parent or any Borrower and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Parent or a Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Obligor and sets forth the owners and/or operators thereof.

      8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral (other than with respect to those vehicles having a vehicle year of 1992 or earlier with respect to which Lender has not perfected its security interest pursuant to Section 7.4(j)) subject only to the liens permitted under Section 9.8 hereof. Each Borrower and each Subsidiary of such Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 Tax Returns. Each of AETG, Parent, each Borrower, and each Subsidiary of AETG and each Borrower, has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to have been filed by it (taking into account all proper extensions). All information in such tax returns, reports and declarations was complete and accurate in all material respects when they were filed. Each of AETG, Parent, each Borrower and each Subsidiary of AETG and each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except
(a) taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to AETG, Parent, such Borrower or such Subsidiary, (b) taxes accrued but not yet due and payable, (c) taxes that are currently payable without penalty or interest and as to which no lien has been filed or otherwise created, and (d) taxes where the failure to duly and timely pay has not had and could not reasonably be expected to have a material adverse effect on the Collateral or Lender's security interest therein, or Borrowers' and Guarantors' ability to pay and perform the obligations, or the business, assets, prospects, or condition (financial or otherwise) of Parent, Borrowers, and Parent's other Subsidiaries, taken as a whole, and as to which no lien has been filed or otherwise created. As to all such unpaid taxes, adequate reserves have been set aside on the applicable Person's books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Parent's and each Borrower's knowledge threatened, against or affecting AETG, Parent, or any Borrower or any other Subsidiary of Parent, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Parent's and each Borrower's knowledge threatened, against AETG, Parent, or any Borrower or any other Subsidiary of Parent, or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against AETG, Parent, or such Borrower or Subsidiary would result in any material adverse change in the assets, business or prospects of Parent, such Borrower or Subsidiary or would impair the ability of Parent, such Borrower or such Subsidiary to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral. 8.7 Compliance with Other Agreements and Applicable Laws. None of Parent, Borrowers and the Subsidiaries of any Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and Parent, each Borrower and each of the Subsidiaries of Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      8.8 Employee Benefits.

            (a) Except with respect to a delinquency in filing reports with respect to a 401(k) plan, neither Parent, any Borrower nor any Subsidiary of a Borrower has engaged in any transaction in connection with which Parent, such Borrower or such Subsidiary or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.8(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.8(d) hereof.

            (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Parent, any Borrower or any Subsidiary of a Borrower to be incurred with respect to any employee pension benefit plan of Parent, such Borrower or any such Subsidiary or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(c) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Parent, any such Borrower or any such Subsidiary or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

            (c) Full payment has been made of all amounts which Parent, any Borrower or any Subsidiary of a Borrower or any of their ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency

(as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.8(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.8(d) hereof.

            (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Parent, any Borrower or any Subsidiary of a Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.8(a) hereof and any accumulated funding deficiency described in Section 8.8(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

            (e) Except for Amboy Bus Co., Inc., which is a party to a "multiemployer plan" (as defined below) for members of Local 1181-1061 of the Amalgamated Transit Union, none of Parent, any Borrower or any Subsidiary of a Borrower or any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      8.9 Environmental Compliance.

            (a) Except as set forth on Schedule 8.9 hereto, none of the Borrowers or any of their respective Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each such Borrower and Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Parent's and each Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Parent, any Borrower or any Subsidiary of a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Parent, such Borrower or any such Subsidiary or its business, operations or assets or any properties at which Parent, such Borrower or any such Subsidiary has transported, stored or disposed of any Hazardous Materials.

            (c) None of Parent, the Borrowers or any of Subsidiaries of Borrowers has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.


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

            (d) Parent, each Borrower and each Subsidiary of Borrowers has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Parent or such Borrower or Subsidiary under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      8.10 Accuracy and Completeness of Information. All information furnished by or on behalf of Parent or a Borrower or any of its Subsidiaries in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Parent, any Borrower or any Subsidiary of a Borrower, which has not been fully and accurately disclosed to Lender in writing.

      8.11 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Parent, any Borrower or any Obligor shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 Maintenance of Existence. Parent and each Borrower shall, and shall cause Atlantic North and all of their respective Subsidiaries to, at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Parent and each Borrower shall maintain and preserve, and shall cause each of their respective Subsidiaries and Atlantic North to maintain and preserve, in good working order and condition, subject to normal wear and tear, all of the assets and properties necessary to the operation of their respective businesses. Parent and each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Parent or such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Parent or such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

      9.2 New Collateral Locations. Parent or any Borrower may open any new location within the continental United States provided Parent or such Borrower
(a) gives Lender twenty (20) days prior written notice of the opening of any such new location which (i) is in a


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

jurisdiction in which Parent or such Borrower does not already have a place of business or operations or (ii) will be the chief executive office or location of Records of Parent or such Borrower and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

      9.3 Compliance with Laws, Regulations, Etc.

            (a) Parent and each Borrower shall, and shall cause all of their respective Subsidiaries and Atlantic North to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

            (b) Parent and each Borrower shall, and shall cause all of their respective Subsidiaries to, establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Parent or such Borrower or Subsidiary, as the case may be, who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations with respect to Parent or a Borrower or any of their Subsidiaries or any of their respective properties shall be promptly furnished, or caused to be furnished, by Parent or the applicable Borrower to Lender. Parent and each Borrower shall take prompt and appropriate action to respond to any non-compliance of it or any of its Subsidiaries with any of the Environmental Laws and shall regularly report to Lender on such response.

            (c) Parent and each Borrower shall give both oral and written notice to Lender immediately upon Parent's or such Borrower's receipt of any notice of, or Parent or such Borrower otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material which could result in any material liability for remediation expenses or fines or penalties or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Parent or a Borrower or any of their respective Subsidiaries or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Parent or a Borrower, any of their respective Subsidiaries or its business, operations or assets or any properties at which Parent or a Borrower or Subsidiary transported, stored or disposed of any Hazardous Materials; provided, however, that notice shall not be required under clause (ii) of this sentence if such investigation, proceeding, complaint, order, directive, claim, citation, or notice, if resolved or applied adversely to Parent, a Borrower, or one of their Subsidiaries, could not reasonably be expected to result in any material liability to any such Person for remediation expenses or fines or penalties.

            (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Parent or a Borrower or any of their respective Subsidiaries in order to avoid any material non-compliance, with any Environmental Law, Parent or such Borrower shall, at Lender's request and at Parent's or such Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Parent's, such Borrower's or such Subsidiary's response thereto or the estimated costs thereof, shall change in any material respect.

            (e) Parent and Borrowers shall jointly and severally indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Parent, a Borrower or any Subsidiary of a Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.4 Payment of Taxes and Claims. Parent and each Borrower shall, and shall cause all of their respective Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Parent or such Borrower or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree jointly and severally to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by the Borrowers such amount shall be added and deemed part of the Obligations, provided, that, nothing contained herein shall be construed to require any Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 Insurance. Parent and each Borrower shall, and shall cause all of their respective Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral and Parent's or such Borrower's or Subsidiary's other property and assets against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to

Lender as to form, amount and insurer. Parent and each Borrower shall furnish, and shall cause their respective Subsidiaries to furnish, certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Parent or such Borrower or any such Subsidiary fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Parent or such Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Parent or the applicable Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. If Lender so requests, Parent and each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies insofar as they relate to any Collateral, and Parent and each Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies insofar as they relate to any Collateral in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Parent or such Borrower or any of their Subsidiaries or affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

      9.6 Financial Statements and Other Information.

            (a) Parent and each Borrower shall, and shall cause their respective Subsidiaries to, keep proper books and records in which true, current and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Parent or such Borrower and its Subsidiaries in accordance with GAAP, and Parent and each Borrower shall furnish or cause to be furnished to Lender: (i) within forty five (45) days (or fifty
(50) days if Parent or Borrowers have received a filing extension from the Securities and Exchange Commission (the "SEC")) after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days (or one hundred five (105) days if Parent or Borrowers have received a filing extension from the SEC) after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

            (b) Parent and each Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to


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

any Collateral or other property which is security for the Obligations, if the Collateral or other property affected had a fair value in excess of $500,000, or which would result in any material adverse change in Parent's or such Borrower's or any of their respective Subsidiaries' business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Parent shall, and shall cause each Subsidiary to, promptly after the sending or filing thereof, furnish or cause to be furnished to Lender copies of all reports which Parent or any Borrower or other Subsidiary sends to its stockholders generally and copies of all reports and registration statements which Parent, any Borrower or any other Subsidiary files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d) Parent and each Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Parent, such Borrower and/or their respective Subsidiaries, as Lender may, from time to time, reasonably request. Parent and each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Parent's or such Borrower's expense, copies of the financial statements of Parent or such Borrower and/or their respective Subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of Parent and such Borrower or any of their respective Subsidiaries and to disclose to Lender such information as they may have regarding the business of such Borrower or any such Subsidiary. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Parent or the applicable Borrower to Lender in writing.

            (e) Except as set forth below, Lender will not disclose to any Person any information provided to Lender regarding AETG, Parent, any Borrower, any Guarantor, or and other Subsidiary of Parent. Lender's agreement in the preceding sentence shall not apply (i) to disclosures to Lender's directors, officers, employees, and legal and other advisors in connection with the administration, interpretation, or enforcement of the Financing Agreements, (ii) if such information has become generally available to the public other than through disclosure by Lender, (iii) if such information was independently developed by Lender without violating its agreement herein or if such information was made available to Lender by a third party having no obligation of confidentiality to AETG, Parent, any Borrower or Guarantor, or any such other Subsidiary, (iv) to the extent Lender is required to disclose such information to comply with law or legal process, (v) as part of normal reporting or review procedures to governmental authorities, (vi) to Lender's parent company or their respective accountants and auditors, or (vii) to any participant or assignee or prospective participant or assignee pursuant to Section 12.4.

      9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. None of Parent or Borrowers shall, nor shall they permit or suffer any of their respective Subsidiaries to, directly or indirectly:

            (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it unless Parent or such Borrower is the surviving corporation, such merger or consolidation is permitted under Section 9.10, and no Event of Default has occurred and is then continuing (after giving effect to such merger or consolidation);

            (b) sell, transfer, or otherwise dispose of all or substantially all of its assets;

            (c) make any Asset Sale unless (i) Parent or such Borrower or Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Parent's Board of Directors) of the assets subject to such Asset Sale, (ii) subject to the proviso to this clause (ii), at least 85% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents, or liabilities of Parent, any Borrower, or any such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of such assets (so long as following such Asset Sale there is no further recourse to Parent, any Borrower, or any other Subsidiary of Parent with respect to such liabilities), provided, however, that in the case of any Asset Sale of Accounts or general intangibles for money due or to become due, or chattel paper or instruments related thereto, 100% of the consideration therefor shall be in the form of cash, (iii) upon receipt of any Net Proceeds from an Asset Sale of Collateral, such Net Proceeds of Collateral are paid to Lender to the extent of and for application to the then outstanding principal balance of the Revolving Loans, and (iv) at the time of such Asset Sale and after giving effect thereto, no Event of Default has occurred and is continuing; or

            (d) form or acquire any Subsidiaries not in existence on the date hereof (unless each such Subsidiary has complied with the requirements set forth
Section 9.10(d)); or

            (e) wind up, liquidate or dissolve or

            (f) agree to do any of the foregoing.

      9.8 Encumbrances. Neither Parent nor any Borrower shall, nor shall it permit or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Parent or such Borrower or Subsidiary and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Parent's or such Borrower's or Subsidiary's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Parent or such Borrower or Subsidiary, as the case may be, in each case prior to the commencement of foreclosure or other


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

similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Parent or such Borrower or Subsidiary, as the case may be, as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) liens on property (other than property that would constitute Collateral hereunder if it were property of a Borrower) of a Person existing at the time such Person is acquired by, merged into or consolidated with Parent or such Borrower or Subsidiary, provided that such liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such liens immediately prior to such acquisition; (f) liens on property (other than property that would constitute Collateral hereunder if it were property of a Borrower) existing at the time of acquisition thereof by Parent or such Borrower or Subsidiary, provided that such liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such liens immediately prior to such acquisition; (g) liens incurred in the ordinary course of business in respect of obligations incurred to fix the interest rate on any variable rate indebtedness permitted hereunder; (h) liens incurred in the ordinary course of business to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (exclusive of obligations constituting indebtedness), including, without limitation, cash retainages; (i) liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases; (j) liens for any interest or title of a lessor under any operating lease permitted to be incurred hereunder, provided that such liens do not extend to any property or asset that is not property subject to such lease, and liens to secure Purchase Money Indebtedness permitted hereunder; (k) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of liens described in clauses
(a) through (j) or (l) through (n); (l) Liens in addition to those permitted otherwise by this Section 9.8, which in the aggregate are secured by assets with a fair market value not in excess of $100,000 at any time; (m) liens and security interests in the Collateral or in the Capital Stock of Parent and its Subsidiaries for the benefit of the holders of the Senior Notes but only so long as such liens and security interests are subject to the Intercreditor Agreement, and provided that none of Parent, any Borrower, or any other Subsidiary of Parent shall grant any lien or security interest for the benefit of the holders of the Senior Notes in any other property or assets unless Lender is granted a lien or security interest in such property or assets that is prior to the lien or security interest for the benefit of the holders of the Senior Notes to the same extent as Lender's security interests in the Collateral, and the respective liens or security interests of Lender and such holders or their agent are otherwise subject to the Intercreditor Agreement; and (n) the security interests and liens existing on the date hereof and set forth on the Information Certificate.

      9.9 Indebtedness. Neither Parent nor any Borrower shall, nor shall it permit or suffer any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) obligations and indebtedness that Parent, such Borrower, or such Subsidiary is permitted to incur at the time under Section 4.9(a) of the Indenture; (c) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Parent or such Borrower or Subsidiary, as the case may be, is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Parent or such Borrower or Subsidiary, and with respect to which adequate reserves have been set aside on its books; (d) Purchase Money Indebtedness in an aggregate amount not to exceed $10,000,000 outstanding at any time, provided, however, that Borrowers shall not incur Purchase Money Indebtedness to any Person other than Lender on or after the date hereof unless Excess Availability would be less than $5,000,000 after giving effect to the incurrence of such Purchase Money Indebtedness; (e) the Senior Notes and guarantees thereof, provided, that, (i) Parent may, and shall cause its Subsidiaries to, only make regularly scheduled payments of interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Parent shall, and shall cause its Subsidiaries to, not directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or the terms of the Indenture or any other agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, provided that Parent may (x) purchase or redeem Senior Notes prior to their stated maturity (under the terms thereof as in effect on the date hereof) pursuant to clause (k) below or with the net cash proceeds of a Public Equity Offering, and (y) purchase or redeem for cash up to $30,000,000 aggregate principal amount of its Senior Notes pursuant to the terms of its Offer to Purchase and Consent Solicitation Statement dated November 23, 2000, and (iii) Parent and each Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Parent or such Borrower or any of its Subsidiaries or on its behalf, promptly after the receipt thereof, or sent by Parent or such Borrower or any of its Subsidiaries or on its behalf, concurrently with the sending thereof, as the case may be; (f) performance bonds, appeal bonds, surety bonds, insurance obligations, insurance premium financing or bonds and other similar bonds or obligations incurred in the ordinary course of business and not in connection with borrowing money; (g) obligations incurred to fix the interest rate on any variable rate indebtedness otherwise permitted hereunder; (h) indebtedness owed by (i) a Borrower or any other Subsidiary of Parent to Parent or to another Borrower or Subsidiary of Parent or (ii) Parent to a Borrower or other Subsidiary of Parent; (i) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such indebtedness is extinguished within three Business Days of incurrence; (j) other indebtedness in addition to any described above which is in existence on the date hereof and is set forth on the Information Certificate; and (k) indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") indebtedness referred to in clause (e) or (j) above or this clause (k) ("Refinancing Indebtedness"); provided, that (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of indebtedness so Refinanced (plus the premiums required to be paid, and the out-of-pocket expenses (other than those payable to an Affiliate of Parent) reasonably incurred, in connection therewith), (ii) the Refinancing Indebtedness has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the indebtedness being Refinanced and (iii) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Obligations than the indebtedness being Refinanced.

      9.10 Loans, Investments, Guarantees, Etc. Neither Parent nor any Borrower shall, nor shall it permit its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in Cash Equivalents; provided, that, as to any Cash Equivalents that are of a type constituting Collateral, unless waived in writing by Lender, a Borrower or Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the guarantees set forth in the Information Certificate and guarantees of the Obligations or the Senior Notes; (d) acquisitions of or investments in (i) Subsidiaries of Parent which are Borrowers or Guarantors on the date hereof or (ii) any Person which is to become a Subsidiary of Parent as a result of such acquisition or investment, provided that any such acquisition is permitted under clause (e) of this Section and in connection with such acquisition or investment, such new Subsidiary either becomes a Borrower hereunder or guarantees the Obligations and grants to Lender a first priority security interest in all of its property of the type that would constitute Collateral if such Subsidiary were a Borrower hereunder, pursuant to documentation in form and substance satisfactory to Lender, provided that no Event of Default shall have occurred and be continuing after giving effect to such acquisition of or investment in such Subsidiary; (e) any acquisition of assets from a Person engaged in the business of providing transportation services, or any acquisition of the Capital Stock of such Person if such Person becomes a Borrower or Guarantor as provided in clause (d) above, if Borrowers shall have Excess Availability of not less than $7,500,000 on the date such acquisition or investment is made and after giving effect thereto no Event of Default shall have occurred and be continuing or would occur after giving effect to such acquisition; (f) obligations incurred to fix the interest rate on any variable rate indebtedness permitted hereunder; (g) investments in securities of customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such customers; (h) investments as a result of consideration received in an Asset Sale permitted under Section 9.7; (i) investments in Atlantic North but only to the extent necessary under applicable law to permit such entity to provide insurance policies to Parent and its Subsidiaries; (j) loans and advances to employees in an aggregate outstanding amount not to exceed $100,000 at any time and (k) investments existing on the date hereof.

      9.11 Dividends and Redemptions. Neither Parent nor any Borrower shall, or and shall permit its Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Parent or any Borrower or any of its Subsidiaries now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of such Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except: (a) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of Parent or such Borrower or Subsidiary; (b) dividends or distributions payable to Parent or a wholly owned Subsidiary of Parent; (c) purchases or redemptions of Equity Interests owned by Parent or a wholly owned Subsidiary of Parent; (d) payments by Parent to AETG pursuant to the Tax Sharing Agreement; (e) distributions, loans, and advances to AETG in an aggregate amount not to exceed during any fiscal year the sum of (i) the Management Fees required to be paid by AETG under and as


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

defined in the Stockholders Agreement during such fiscal year; and (ii) $122,000 for the fiscal year ending June 30, 2001, and for each fiscal year thereafter, 105% of the amount permitted under this subclause (ii) during the immediately preceding fiscal year, provided, that the amounts permitted under this clause
(e) are used by AETG only to pay ordinary operating expenses and Management Fees under the Stockholder's Agreement or the Financing Services Agreement, dated November 4, 1998 among Parent, AETG and GSCP, Inc.; (f) transactions permitted under Section 9.12; and (g) redemption, repurchase, retirement, or other acquisition of Equity Interests of Parent in exchange for Equity Interests of Parent (other than Disqualified Capital Stock).

      9.12 Transactions with Affiliates. Neither Parent nor any Borrower shall, or permit its Subsidiaries to, enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of Parent's or such Borrower's or Subsidiary's business and upon fair and reasonable terms no less favorable to Parent or such Borrower or Subsidiary than it would obtain in a comparable arm's length transaction with an unaffiliated person; (b) existing and future employment agreements entered into by Parent or any Subsidiary of Parent in the ordinary course of business with the approval of a majority of the disinterested members of Parent's Board of Directors; (c) transactions between or among Parent, Borrowers, and Guarantors; (d) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent or any Subsidiary of Parent as determined in good faith by a majority of the disinterested directors of Parent's Board of Directors or, if none, unanimously by such Board of Directors; (e) the "Park & Ride Lease" between Showplace Bowling Center Inc., as lessor, and Atlantic Express Coachway Inc., as lessee, and the lease between Dom Rich Associates, Inc., as lessor, and Staten Island Bus Inc., as lessee, in each case as in effect of the date hereof; and (f) annual premiums paid to Atlantic North in the ordinary course of business for insurance, provided, that such premiums do not exceed the annual aggregate deductibles on Parent's insurance policies then in effect.

      9.13 Adjusted Net Worth. Parent shall, at all times, maintain Adjusted Net Worth of not less than $42,000,000.

      9.14 EBITDA. At the end of each calendar quarter, beginning with the quarter ending December 31, 2000, Parent and its Subsidiaries shall maintain EBITDA of not less than $37,000,000 for the 12-month period then ending.

      9.15 Costs and Expenses. Each Borrower shall jointly and severally pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting


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

checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) when an Event of Default has occurred and is continuing, all out-of-pocket expenses and costs incurred by Lender during the course of field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.16 Compliance with ERISA. Neither Parent nor any Borrower shall, and shall not permit or suffer any of its Subsidiaries to, with respect to any "employee pension benefit plans" maintained by Parent or such Borrower or Subsidiary or any of their ERISA Affiliates:

            (a) (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Parent, such Borrower, such Subsidiary or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

            (b) As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

      9.17 Further Assurances. At the request of Lender at any time and from time to time, Parent and each Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of a Borrower


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

representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

      9.18 After Acquired Real Property. If a Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages, without limiting any other rights of Lender, or duties or obligations of such Borrower, upon Lender's request, such Borrower shall execute and deliver to Lender a Mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) Any Borrower fails to pay when due any of the Obligations or
(ii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements to which it is a party other than as described in Section 10.1(a)(i) and such failure shall continue for five (5) Business Days; provided, that, such five (5) Business Day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) Business Day period or which has been the subject of a prior failure within a six (6) month period or
(B) an intentional breach by a Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Section 6.3, 6.6, 7.1(a), 7.1(b), 7.2, 7.3, 7.4 or 7.6, the first sentence of Section 9.1, or Section 9.2, 9.4, or
9.7 through 9.12 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements;

            (b) any representation, warranty or statement of fact made by any Borrower, any Subsidiary of a Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;


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

            (c) any Obligor revokes, terminates or fails in any material respect to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (d) (i) any judgment for the payment of money is rendered against any Borrower, any Subsidiary of a Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate, which judgments are not discharged, vacated, bonded, or stayed within a period of thirty (30) days, or execution shall at any time not be effectively stayed, or (ii) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower, any such Subsidiary or any Obligor or any of their assets, if it would materially affect the business, assets, prospects, or condition (financial or otherwise) of Parent or any Borrower;

            (e) any Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

            (f) any Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors; or any Borrower or Parent becomes insolvent (however defined or evidenced);

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower, any Subsidiary of a Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower, any such Subsidiary or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower, any Subsidiary of a Borrower or any Obligor or for all or any part of its property; or

            (i) any Event of Default, or event which with notice or the passage of time or both, would become an Event of Default, under and as defined in the Indenture, or any agreement securing or guaranteeing payment of the Senior Notes, or (ii) default by any Borrower, any Subsidiary of a Borrower or any Obligor under any agreement, document or instrument relating to any other indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower, any such Subsidiary or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (j) any Change of Control shall occur;

            (k) the indictment of any Borrower, any Subsidiary of a Borrower or any Obligor under any criminal statute, or commencement of criminal or civil proceedings against any Borrower, any such Subsidiary or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower, Subsidiary or Obligor;

            (l) there shall be a material adverse change in the business, assets or prospects of the Borrowers and the other Subsidiaries of Parent taken as a whole;

            (m) there shall be an event of default under any of the other Financing Agreements or the Inventory Financing Agreement (Security Agreement) dated December 22, 2000 among Lender, ABDI and AETG or any of the other financing agreements referred to therein.

      10.2 Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower, at such Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) Business Days prior notice by Lender to a Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

            (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to any Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to any Borrower.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waive any


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

objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

            (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon such Borrower in any other manner provided under the rules of any such courts. Lender shall send a copy of any such service to Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, Attention: Peter R. Silverman, Esq., but the delivery of such copy shall not be a condition to the effectiveness of service upon any Borrower. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Lender against such Borrower for the amount of the claim and other relief requested.

            (d) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it


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

acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. Each Borrower shall jointly and severally indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel (provided, that Borrowers shall not be liable for such indemnification with respect to any loss that is determined by a final and non-appealable judgment or court order binding on Lender to have resulted from Lender's gross negligence or wilful misconduct). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS


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

      12.1 Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving the other party at least sixty (60) days prior written notice of such termination; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously and must be terminated as to all and not less than all of the Borrowers. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall jointly and severally pay to Lender, in full, all outstanding and unpaid Obligations and shall jointly and severally furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by a Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers shall jointly and severally pay to Lender, upon the effective date of such termination, an early termination fee in the aggregate amount equal to $625,000. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding the foregoing, if this Agreement is terminated prior to the then current term or renewal term of this Agreement and the Obligations are repaid in full (i) in connection with, and such Obligations are repaid with the net cash proceeds of, an initial Public Equity Offering by Parent, (ii) with the proceeds of any credit facility or debt or equity financing provided or arranged by First Union National Bank or one of its affiliates, or (iii) pursuant to a Change of Control, Lender shall waive the applicable termination fee that would otherwise be due and owing to Lender hereunder.

      12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to each Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. A copy of any notice given to a Borrower shall be sent to Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, Attention: Peter R. Silverman, Esq.

      12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that no Borrower may assign any of its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

      IN WITNESS WHEREOF, Lender and each of the Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER                                        BORROWERS
------                                        ---------

CONGRESS FINANCIAL CORPORATION               ATLANTIC EXPRESS
                                               TRANSPORTATION CORP.
                                             AMBOY BUS CO., INC.
By: /s/ Kenneth Sands                        ATLANTIC-CHITTENANGO REAL
    ---------------------------              PROPERTY CORP.
Title: Executive Vice President              ATLANTIC-CONN. TRANSIT, INC.
                                             ATLANTIC EXPRESS COACHWAYS,
                                               INC.
                                             ATLANTIC-HUDSON, INC.
Address:                                     ATLANTIC MEDFORD INC.
1133 Avenue of the Americas                  ATLANTIC PARATRANS, INC.
New York, New York 10036                     ATLANTIC PARATRANS OF
                                               KENTUCKY, INC.
                                             BLOCK 7932, INC.
                                             ATLANTIC EXPRESS OF MISSOURI
                                               INC.
                                             ATLANTIC EXPRESS OF
                                               PENNSYLVANIA, INC.
                                             BROOKFIELD TRANSIT, INC.
                                             COURTESY BUS CO., INC.
                                             GVD LEASING, INC.
                                             180 JAMAICA CORP.
                                             K. CORR, INC.
                                             JERSEY BUSINESS LAND CO., INC.
                                             MERIT TRANSPORTATION, CORP.
                                             METRO AFFILIATES, INC.
                                             METROPOLITAN ESCORT SERVICE,
                                               INC.
                                             MIDWAY LEASING, INC.
                                             RAYBERN BUS SERVICE, INC.
                                             RAYBERN CAPITAL CORP.
                                             RAYBERN EQUITY CORP.
                                             STATEN ISLAND BUS, INC.
                                             ATLANTIC EXPRESS OF L.A., INC.
                                             CENTRAL NEW YORK COACH SALES
                                               AND SERVICE, INC.
                                             JERSEY BUS SALES, INC.

                                             ATLANTIC PARATRANS OF
                                               COLORADO, INC.
                                             ATLANTIC PARATRANS OF
                                               PENNSYLVANIA, INC.
                                             ATLANTIC EXPRESS OF
                                               NEW JERSEY, INC.
                                             ATLANTIC PARATRANS OF
                                               ARIZONA, INC.
                                             TEMPORARY TRANSIT SERVICE,
                                               INC.
                                             201 WEST SOTELLO REALTY, INC.
                                             ATLANTIC TRANSIT, CORP.
                                             AIRPORT SERVICES, INC.
                                             ATLANTIC EXPRESS NEW ENGLAND,
                                               INC.
                                             ATLANTIC EXPRESS OF
                                               CALIFORNIA, INC.
                                             ATLANTIC EXPRESS OF
                                               ILLINOIS, INC.
                                             ATLANTIC EXPRESS OF
                                               SOUTH CAROLINA, INC.
                                             FIORE BUS SERVICE, INC.
                                             GROOM TRANSPORTATION, INC.
                                             JAMES MCCARTY LIMO SERVICE,
                                               INC.
                                             MCINTIRE TRANSPORTATION, INC.
                                             MOUNTAIN TRANSIT, INC.
                                             R. FIORE BUS SERVICE, INC.
                                             ROBERT L. MCCARTHY & SON, INC.
                                             T-NT BUS SERVICE, INC.
                                             TRANSCOMM, INC.
                                             WINSALE, INC.

                                             By: /s/ Nathan Schlenker
                                                 -------------------------------
                                             Title:  Chief Financial Officer of
                                                     each of the Companies
                                                     Listed above

                                             Chief Executive Office
                                             7 North Street
                                             Staten Island, New York 10302

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

                  Exhibit A                 Information Certificate
                  Schedule 1.45             Initial Vehicle CapEx
                  Schedule 1.55             Mortgage Agreements
                  Schedule 1.77             Vehicle CapEx
                  Schedule 8.4              Existing Liens
                  Schedule 8.9              Environmental Matters


                                       iv